Exhibit 99.1

Avinger Provides Fourth Quarter and Full Year 2018 Shareholder Update

Pantheris Fourth Quarter Revenue Increases 18% Over Prior Quarter

Redwood City, Calif., March 6, 2019 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first and only intravascular image-guided, catheter-based system for diagnosis and treatment of patients with Peripheral Artery Disease (PAD), today reported results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter and Recent Highlights

●	Achieved revenue of $2.0 million for the fourth quarter of 2018;
●	Reported $1.0 million in Pantheris revenue, a 74% increase compared to the fourth quarter of 2017 and an 18% increase from the third quarter of 2018;
●	Announced treatment of 500th patient with next-generation Pantheris in December 2018, as more than 65 sites have adopted the new platform since FDA clearance;
●	Received CE Marking for Pantheris SV (Small Vessel) and treated first patients globally at initial sites in Europe, including a live case transmission as part of LINC 2019;
●	Received clearance for commercial distribution of Pantheris and treated first patients in Australia;
●

Released preliminary data analysis from the SCAN clinical study indicating that OCT imaging with Pantheris was statistically superior or equivalent to IVUS on all parameters evaluated as a diagnostic imaging tool in the peripheral arteries; and

●	Raised gross proceeds of $11.5 million in November from the sale of securities in an underwritten public offering.

Jeff Soinski, Avinger’s president and CEO, commented, “We are excited with the continued momentum for our next-generation Pantheris atherectomy device, including treatment of our 500th patient in December. Pantheris fourth quarter revenue increased 18% quarter-over-quarter, with more than 65 of our Lumivascular centers now using the next-generation device. Feedback from the field continues to be excellent, with clinical results, product reliability and case volume all tracking positively for the next generation device. We continued to build our sales organization in the fourth quarter and expect to increase sales headcount in 2019 as we scale utilization and drive revenue growth.

“On the new product front, we remain enthusiastic about the potential for Pantheris SV to expand our available market with the first-ever image-guided atherectomy system for the treatment of small vessels. We received CE Marking for Pantheris SV in October and completed our first clinical cases in the fourth quarter. We were excited to have Pantheris SV featured in a successful live case transmission at LINC 2019, one of the top global forums for thought leadership in the field of vascular medicine. Our 510(k) application for U.S. pre-marketing clearance of Pantheris SV is pending and we have now submitted all additional data requested as part of the review process. By allowing for the treatment of lesions in smaller diameter vessels, we believe Pantheris SV has the potential to expand our available market by as much as 50%, which should allow us to address a significantly larger portion of the estimated $500 million atherectomy market.

“As we look to 2019, we intend to focus on five strategic goals as the pillars of our growth strategy. These include driving utilization at current sites and in current markets, launching new sites in underserved areas with high rates of PAD, launching new devices to expand our addressable market and revenue per site opportunity, continuing to produce compelling clinical data confirming the unique benefits of Avinger’s Lumivascular platform and maintaining a lean operating structure as we push to scale the business. We look forward to reporting our progress on these initiatives in the quarters ahead.”

Fourth Quarter 2018 Financial Results

Total revenue was $2.0 million for the fourth quarter ended December 31, 2018, an increase of 6% from the fourth quarter of 2017 and roughly flat with the third quarter of 2018.

Gross margin for the fourth quarter of 2018 was 28%, compared to 9% for the fourth quarter of 2017 and 27% for the third quarter of 2018.

Operating expenses for the fourth quarter of 2018 were $6.4 million, a 27% decrease compared to $8.8 million in the fourth quarter of 2017 and an increase of 13% compared to $5.7 million in the third quarter of 2018.

Operating loss for the fourth quarter of 2018 was $5.8 million, a 32% improvement compared to $8.6 million for the fourth quarter of 2017 and a decrease of 14% compared to $5.1 million in the third quarter of 2018. Net loss attributable to common stockholders for the fourth quarter of 2018 was $6.9 million, compared to $10.2 million for the fourth quarter of 2017 and compared to $6.2 million for the third quarter of 2018.

Adjusted EBITDA, as defined under non-GAAP measures in this press release, was a loss of $4.2 million for the fourth quarter of 2018, an improvement of approximately $2.6 million compared to a loss of $6.8 million for the fourth quarter of 2017 and a decline of $0.1 million compared to a loss of $4.1 million in the third quarter of 2018. For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of GAAP to non-GAAP measures provided in the tables below.

Full Year 2018 Financial Results

Total revenue was $7.9 million for 2018, compared to $9.9 million in 2017. The year-over-year decrease in revenue was primarily related to the reduction in the commercial sales organization implemented in 2017.

Gross profit was $1.4 million for 2018, compared to a loss of $3.1 million in 2017 and gross margin for 2018 was 17%, up from -31% in 2017. This improvement was primarily related to lower excess and obsolete inventory charges in 2018.

Operating expenses for 2018 were $23.5 million, a decrease of 41% compared to $39.5 million in 2017. The decrease was primarily attributable to the cost reduction activities implemented in 2017 and 2018.

Loss from operations for 2018 was $22.1 million, compared to $42.6 million for 2017.

Adjusted EBITDA, a non-GAAP measure, was a loss of $17.2 million for 2018, compared to a $29.3 million loss for 2017. For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of GAAP to non-GAAP measures provided in the tables below.

Balance Sheet

Cash and cash equivalents totaled $16.4 million as of December 31, 2018, compared to $10.0 million as of September 30, 2018.

As of December 31, 2018, there were approximately 34.9 million shares of common stock, 41,800 shares of Series A preferred stock, 1,701 shares of Series B preferred stock and 2,170 shares of Series C preferred stock outstanding. Each share of the Series A preferred stock is convertible into 500 shares of the Company’s common stock at a conversion price of $2.00 per share. Each share of Series B preferred stock, after taking into account the effect of the November fundraising, is convertible into approximately 2,500 shares of the Company’s common stock at a conversion price of $0.40. Each share of the Series C preferred stock is convertible into 2,500 shares of the Company’s common stock at a conversion price of $0.40 per share. Assuming conversion of all outstanding shares of preferred stock (other than conversions of Series A Preferred Stock, which have been suspended until such time as our stockholders have approved an amended and restated certificate of incorporation authorizing at least 125 million shares of common stock), the Company would have approximately 44.6 million shares of common stock outstanding at December 31, 2018, excluding outstanding warrants.

Conference Call

Avinger will hold a conference call today, March 6, 2019 at 4:30pm ET to discuss its fourth quarter 2018 and year-end financial results.

Individuals interested in listening to the conference call may do so by dialing 877-407-9205 for domestic callers or +1-201-689-8054 for international callers. To listen to a live webcast, please visit the investor relations section of the Avinger web site at www.avinger.com.

A replay of the call will be available beginning March 6, 2019 at approximately 7:30pm PT/10:30pm ET through March 13, 2019. To access the replay, dial 877-481-4010 reference Conference ID: 44910. The webcast will also be available on Avinger's website for six months following the completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, the anticipated increase in sales headcount, the impact of Pantheris SV on our available market, driving utilization rates at current sites and in current markets, launching new sites, launching new devices, producing clinical data and maintaining a lean operating structure. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2019. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as Loss from Operations plus Stock-based Compensation expense plus Depreciation and Amortization expense plus charges related to our organizational and facilities restructuring activities and litigation settlement expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Public Relations Contact:

Phil Preuss

VP of Marketing & Business Operations

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

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Condensed Statements of Operations and Comprehensive Loss

(in thousands) (unaudited)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Revenue	$2,028	$2,020	$1,913	$7,915	$9,934
Cost of revenue	1,470	1,477	1,734	6,531	13,002
Gross profit (loss)	558	543	179	1,384	(3,068)
	28%	27%	9%	17%	-31%
Operating expense
Research and development	1,669	1,404	1,977	6,009	11,319
Selling, general, and administrative	4,719	4,259	4,685	17,442	25,120
Litigation settlement	-	-	1,760	-	1,760
Restructuring charges	-	-	350	-	1,285
Total operating expense	6,388	5,663	8,772	23,451	39,484

Operating income/(loss)	(5,830)	(5,120)	(8,593)	(22,067)	(42,552)

Other income (expense):
Interest expense, net	(257)	(270)	(1,559)	(5,478)	(6,191)
Other income (expense), net	(3)	2	2	(13)	11
Net loss and comprehensive loss	(6,090)	(5,388)	(10,150)	(27,558)	(48,732)
Accretion of preferred stock dividends	(836)	(836)	-	(2,918)	-
Deemed dividend arising from beneficial conversion feature of convertible preferred stock	-	-	-	(5,216)	-
Net loss attributable to common stockholders	$(6,926)	$(6,224)	$(10,150)	$(35,692)	$(48,732)

Net loss per share attributable to common stockholders basic and diluted	$(0.31)	$(0.56)	$(12.58)	$(3.34)	$(74.74)

Weighted average common shares used to compute net loss per share, basic and diluted	22,409	11,194	807	10,687	652

Condensed Balance Sheets

(in thousands, except per share amounts) (unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$16,410	$5,389
Accounts receivable, net of allowance for doubtful accounts of $260 and $146 at December 31, 2018 and December 31, 2017, respectively	1,154	1,127
Inventories	3,422	4,295
Prepaid expenses and other current assets	635	640
Total current assets	21,621	11,451

Property and equipment, net	2,078	2,950
Other assets	-	687
Total assets	$23,699	$15,088

Liabilities and stockholders' equity (deficit)

Current liabilities:
Accounts payable	$1,148	$1,273
Accrued compensation	1,197	863
Accrued expenses and other current liabilities	1,449	3,597
Borrowings	7,486	44,744
Preferred stock dividends payable	2,918	-
Total current liabilities	14,198	50,477
Other long-term liabilities	41	301
Total liabilities	14,239	50,778

Stockholders' equity (deficit):
Common stock, par value $0.001	34	1
Additional paid-in capital	338,311	265,636
Accumulated deficit	(328,885)	(301,327)
Total stockholders' equity (deficit)	9,460	(35,690)
Total liabilities and stockholders' equity (deficit)	$23,699	$15,088

Reconciliation of Adjusted EBITDA to Loss from Operations

(in thousands)

(unaudited)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Loss from operations	$(5,830)	$(5,120)	$(8,593)	$(22,067)	$(42,552)
Add: Stock-based compensation	1,052	768	769	3,080	4,966
Add: Restructuring charges	-	-	350	-	1,285
Add: Specific inventory charges	-	-	320	528	5,500
Add: Depreciation and amortization	546	217	314	1,281	1,476
Adjusted EBITDA	$(4,232)	$(4,135)	$(6,840)	$(17,178)	$(29,325)